SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ] Preliminary Information Statement	[ ] Confidential, for use of the Commission
Only (as permitted by Rule 14c-d(d)(2))

[ X ] Definitive Information Statement

Bulk Storage Software, Inc.
(Name of Registrant as Specified in Its Charter)

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[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Bulk Storage Software, Inc.
10790 Glengate Loop
Highlands Ranch, CO 80130

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF SHAREHOLDERS WITH A MAJORITY OF THE VOTING RIGHTS. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

This Information Statement is being furnished to the shareholders of record of Bulk Storage Software, Inc. (hereinafter referred to as the “Corporation”) to advise them that the Board of Directors of the Corporation, having more than fifty percent (50%) of the total voting shares of the Corporation, have given their written consent (the “Written Consents”) on May 24, 2013, to increase the number of authorized shares of Common Stock to 150,000,000.  The Board of Directors is seeking this approval by the solicitation of written consents.  We are not holding a meeting of stockholders in connection with this consent solicitation.

This information statement is being provided to you for information purposes only. Your vote is not required to approve the actions set forth in this Information Statement. This Information Statement does not relate to an annual or special meeting of stockholders.

June 4, 2013

By order of the Board of Directors
/s/ Geoffrey Gibbs
Geoffrey Gibbs Director

Bulk Storage Software, Inc.
10790 Glengate Loop
Highlands Ranch, CO 80130

INFORMATION STATEMENT

ITEM 1.   STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 2.   INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14C

1. Date, Time and Place Information

This Information Statement, expected to be mailed to stockholders of Bulk Storage Software, Inc. (hereinafter referred to as the “Corporation” or “us” or “we”) of record as of May 24, 2013 on or about June 4, 2013, is furnished in connection with actions which were approved by more than fifty (50%) percent of the total voting shares of the Corporation on May 24, 2013.

2. Dissenters Rights of Appraisal

There are no dissenters’ rights of appraisal. Neither the Corporation’s by-laws nor the Colorado Revised Statutes provide for any dissenters’ rights of appraisal in this transaction.

3. Voting Securities and Principals Thereof

Class	Number Outstanding	Total Number of Votes

Common Stock	22,033,080	22,033,080
Preferred Stock	0	0
Total		22,033,080
Geoffrey Gibbs Votes from Common Stock		21,000,000
Geoffrey Gibbs’ Total Votes		21,000,000

Record Date for Vote: May 24, 2013.

The following table sets forth certain information with respect to the ownership of the Corporation’s Common Stock by (i) each officer and director, (ii) each person (including any “group” as such term is defined in Section 13(d)(3) of the Exchange Act) known by the Corporation to be the beneficial owner of more than five (5%) percent of any class of the Corporation’s Common Stock and (iii) directors and officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the shareholders possess sole voting and investment power with respect to their shares. As of May 24, 2013, we had 22,033,080 shares of Common Stock issued and outstanding.

Title of Class	Name & Address of of Beneficial Owner	Amount & Nature of Beneficial Owner	Percent of Class

Common Stock	Geoffrey Gibbs	21,000,000	95.31%
	10790 Glengate Loop Highlands Ranch, CO 80130

	All Directors and Officers
Common Stock	as a Group (consisting of 1	21,000,000	95.31%
	person)

4. Authorization of Increase in Authorized Common Stock

Proposal:   Amend Bulk Storage Software, Inc.’s Articles of Incorporation in order to increase the shares of authorized Common Stock from 50,000,000 (50 million) to 150,000,000 (150 million). The number of outstanding shares of Common Stock will remain unchanged as a result of this amendment.

Principal Reasons for Increase in Authorized Common Stock:

The Corporation’s management believes that it is in the best interest of the Corporation to increase its shares of authorized Common Stock from 50 million to 150 million in order to have the option to issue additional shares in connection with public or private offerings, mergers, acquisitions, conversion of debt securities, or other transactions favorable to the Corporation’s interests.  The Corporation currently has 22,033,080 shares of Common Stock issued and outstanding, out of 50,000,000 authorized shares of Common Stock.  It should be noted that the current amount of convertible debt owed by the company could result in the issuance of an additional 37,500,000 shares, which would result in the issuance of more shares of Common Stock than are currently authorized by the Corporation.  The increase in authorized shares would give management far more flexibility with respect to future debt conversions, capital raising activities and other transactions.

5. Voting Procedures

As of May 24, 2013 there were 22,033,080 shares of Common Stock issued and outstanding, all of which are eligible to vote on any matter which may be voted upon by the stockholders of the Corporation. Section 7-107-104 of the Colorado Revised Statutes states that any action required to be taken at any shareholders’ meeting of the Corporation, may be taken without a meeting, if the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing. Pursuant to the Corporation’s By-laws, the written consent of a majority of the outstanding and voting shares of the Corporation would be required to authorize, or take, any action at a meeting at which all shares entitled to vote thereon were present and voted, and therefore a majority of the voting power shall be required to approve the written consent. This Information Statement will be mailed to all stockholders of record as of May 24, 2013, and shall be mailed on or about June 4, 2013.

6. Delivery of Documents to Security Holders Sharing an Address.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of such stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone call to our principal executive offices.

ITEM 3.   INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Not Applicable.

THIS INFORMATION STATEMENT IS PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY. NO ACTION ON YOUR PART IS SOUGHT OR REQUIRED.

June 4, 2013

By order of the Board of Directors
/s/ Geoffrey Gibbs
Geoffrey Gibbs Director

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

BULK STORAGE SOFTWARE, INC.
10790 Glengate Loop
Highlands Ranch, CO 80130

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Bulk Storage Software, Inc., a Colorado corporation, to the holders of record at the close of business on the record date, May 24, 2013, of our corporation's outstanding Common Stock, $0.001 par value per share, pursuant to Rule 14c−2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

a)	an amendment to our Articles of Incorporation to increase the shares of authorized Common Stock from 50,000,000 shares to 150,000,000 shares, par value $0.001 per share.

Our Board of Directors approved the Amendment for the increase in authorized Common Stock in order to enhance our Corporation’s ability to develop and operate our business, and allow for the conversion of convertible securities.

Our Board of Directors unanimously approved the Amendments to our Articles of Incorporation on May 24, 2013.

Subsequent to our Board of Directors' approval of the Amendments, the holders of the majority of the outstanding shares of our corporation gave us their written consent to the Amendment to our Articles of Incorporation on May 24, 2013. Therefore, following the expiration of the twenty day (20) period mandated by Rule 14c and the provisions of Section 7-107-104 of the Colorado Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendments. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement, which are being mailed to our shareholders on June 4, 2013.

The Articles of Amendment will become effective when they are filed with the Colorado Secretary of State. We anticipate that such filing will occur on June 24, 2013.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

Our Board of Directors has fixed the close of business on May 24, 2013, as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 22,033,080 shares of our Common Stock issued and outstanding on May 24, 2013. This Information Statement will be mailed on or about June 4, 2013 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since September 30, 2012, being our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1           any director or officer of our corporation;
2           any proposed nominee for election as a director of our corporation; and
3           any associate or affiliate of any of the foregoing persons.

The shareholdings of our officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments to our authorized capital or to the Sale, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, May 24, 2013, we had a total of 22,033,080 shares of Common Stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of May 24, 2013, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

Title of Class	Name & Address of of Beneficial Owner	Amount & Nature of Beneficial Owner	Percent of Class

Common Stock	Geoffrey Gibbs	21,000,000	95.31%
	10790 Glengate Loop Highlands Ranch, CO 80130

	All Directors and Officers
Common Stock	as a Group (consisting of 1	21,000,000	95.31%
	person)

AMENDMENT TO OUR CORPORATION'S ARTICLES

Our Articles of Incorporation (the "Articles") currently authorizes the issuance of 50,000,000 shares of Common Stock, $.001 par value.  On May 24, 2013, our Board of Directors approved the Amendments to our corporation's Articles are to increase our authorized share capital which will enhance our Corporation's ability to develop and operate our business, help us with respect to general corporate purposes, including financing activities, and to issue shares from conversions of convertible securities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our Common Stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of Common Stock. Our Common Shares carry no pre−emptive rights to purchase additional shares. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.  The amendment to our corporation's Articles to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue authorized Common Stock without requiring future shareholders’ approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized Common Shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued Common Stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti−takeover consequences. We do not currently have any plans to adopt anti−takeover provisions or enter into any arrangements or understandings that would have anti−takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

Shareholder approval for the Amendments to our Articles was obtained by written consent of shareholders owning 21,000,000 shares of our Common Stock, which represented 95.31% on May 24, 2013. The increase in our authorized capital will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our Common Stock and until the appropriate filings have been made with the Colorado Secretary of State.

DISSENTERS RIGHTS

Under Colorado law, shareholders of our Common Stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendments to our Articles of Incorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Corporation, including financial statements, you may refer to our Form 10−K and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our corporate office at (303)-862-6857.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Bulk Storage Software, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

June 4, 2013

BULK STORAGE SOFTWARE, INC.

/s/Geoffrey Gibbs
Geoffrey Gibbs Director